AMENDMENT TO SPACE LEASE AGREEMENT

     This Amendment to Space Lease Agreement (this "Amendment") is entered into as of August 30, 2001 by and between Macerich Management Company, a California corporation ("Macerich") and GenesisIntermedia, Inc. a Delaware corporation doing business as CenterlinQ, formerly known as GenesisIntermedia.com, Inc. ("Genesis"), based upon the following facts and circumstances:

     A. Macerich and Genesis have entered into that certain Space Lease Agreement dated November 2, 2000 (referred to as the "Agreement") pursuant to which Genesis agreed to install a network of interactive directory and communication-system kiosks comprised of television-style screens used for content based advertising and touch screen computer monitors with attached keyboards (collectively referred to as the "CenterlinQ System") in certain shopping centers managed by Macerich which are listed on Exhibit "A" to the Agreement.

     B.   Macerich   and  Genesis  have  agreed  that  Genesis  will  limit  the installation of the CenterlinQ System to Lakewood Center and have also agreed to amend the Warrant granted in connection with the Agreement.

     C. Macerich and Genesis desire to amend the Agreement to delete certain shopping centers from the Agreement and to modify the Warrant provisions.

         NOW, THEREFORE, the parties hereby agree as follows:

     1. Unless otherwise specifically provided in this Amendment, all terms that are defined in the Agreement shall have the same respective meanings when used in this Amendment as given to said defined terms in the Agreement.

     2. The original Exhibit "A" to the Agreement shall each be replaced in its entirety with the Exhibit "A" attached hereto and incorporated herein by this reference, so as to delete Los Cerritos Center and Stonewood Mall from the Agreement.

     3. Paragraph 23 shall be replaced in its entirety to read as follows: "As an additional incentive to enter into this Agreement, Macerich and/or its affiliates will be granted a warrant and registration rights with respect to the underlying shares with such terms as reflected in that certain Warrant dated November 2, 2000, as amended and issued to The Macerich Partnership, L.P. and that certain Warrant and Registration Rights Agreement between The Macerich Partnership, L.P. and Genesis dated November 2, 2000, as amended."

     4. Except as herein modified, the Agreement shall remain in full force and effect and nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Agreement.

         IN WITNESS WHEREOF, this Amendment is entered in to by the parties as of the day and year first above written.


MACERICH MANAGEMENT COMPANY                 GENESISINTERMEDIA, INC.




By: _______________________                 By: ______________________________

Its: ______________________                 Its: _____________________________

                                    EXIBIT A

                                                                                               GUARANTEED MIN.
PROPERTY             OWNER              MAILING ADDRESS             DMA         MARKET           ANNUAL RENT
---------------------------------------------------------------------------------------------------------------
Santa Monica Place   Macerich Santa     395 Santa Monica Place       2         Los Angeles       $63,000.00
                     Monica, LLC, a     Santa Monica, CA 90401
                     Delaware limited   (310) 394-5451
                     liability company

Valley View Center   Macerich Valley    2040 Valley View Center      7        Dallas, Ft. Worth  $68,400.00
                     View Limited       Dallas, TX 75240
                     Partnership        (972) 661-2938
